Exhibit 21
Micron Electronics, Inc.
Subsidiaries of the Registrant



                                        State (or jurisdiction)   Percentage
                                               in which            Ownership
Name                                         Incorporated        by Registrant
---------------------------------       ----------------------   -------------

MEI California, Inc.                         California              100%

Micron Electronics (H.K.) Limited            Hong Kong               100%

Micron Electronics Japan K.K.                  Japan                 100%

Micron Overseas Trading, Inc.                Barbados                100%